UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 26, 2013
(Date of Report - date of earliest event reported)

EQUAL ENERGY LTD.
(Exact Name of Registrant as Specified in Its Charter)

Alberta, Canada (State or Other Jurisdiction of Incorporation or Organization)	001-34759 (Commission File Number)	98-0533758 (I.R.S. Employer Identification No.)

4801 Gaillardia Pkwy, Ste 325 Oklahoma City, OK (Address of Principal Executive Offices)		73142 (Zip Code)

(405) 242-6000
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 26, 2013, Equal Energy Ltd. was served with a Complaint related to a putative class action lawsuit that has been filed in the District Court of Oklahoma County in the State of Oklahoma.  The complaint, which names as defendants Equal, members of Equal’s board of directors, Petroflow Energy Corporation (“Petroflow”) and Petroflow Canada Acquisition Corp. (“Petroflow Sub”), alleges that in connection with the recently announced proposed acquisition of the outstanding common shares of Equal by Petroflow (the “Arrangement”), the members of Equal’s board of directors breached their fiduciary duties to Equal’s shareholders in connection with the Arrangement.  The Complaint further claims that Equal, Petroflow and Petroflow Sub aided and abetted those alleged breaches of fiduciary duties. The Complaint generally alleges that the Arrangement involves an unfair price, unfair sales process, self-dealing and unfairly preclusive deal protection devices. The plaintiff in the action seeks injunctive relief, including to enjoin the Arrangement, and an award of attorneys’ and other fees and costs. Equal and the other defendants have not yet responded to the Complaint.

Equal also understands that three other Complaints related to putative class action lawsuits arising from the Arrangement have been filed in the District Court of Oklahoma County in the State of Oklahoma.

One of these additional Complaints, which has not yet been served on Equal, names as defendants Equal, members of Equal’s board of directors, and Petroflow, and alleges that in connection with the Arrangement, the members of Equal’s board of directors breached their fiduciary duties to Equal’s shareholders in connection with the Arrangement.  The Complaint further claims that Equal and Petroflow aided and abetted those alleged breaches of fiduciary duties.  The Complaint generally alleges that the Arrangement involves an unfair price, unfair sales process, self-dealing and unfairly preclusive deal protection devices.  The plaintiff in the action seeks injunctive relief, including preliminary and final injunctions against completion of the Arrangement, compensatory damages suffered as a result of the defendants’ wrongful conduct, and an award of attorneys’ and other fees and costs.  Equal and the other defendants have not yet responded to the Complaint.

The second of these additional Complaints, which has not yet been served on Equal, names as defendants Equal, members of Equal’s board of directors, Petroflow and Petroflow Sub, and alleges that in connection with the Arrangement, the members of Equal’s board of directors (i) breached their fiduciary duties to Equal’s shareholders in connection with the Arrangement and (ii) “oppressed” Equal’s minority shareholders in violation of the Alberta Business Corporations Act.  The Complaint generally alleges that the Arrangement involves an unfair price, unfair sales process, self-dealing and unreasonable deal protection devices.  The plaintiff in the action seeks injunctive relief, including preliminary and final injunctions against completion of the Arrangement or any step in furtherance of its completion, compensatory damages, and an award of attorneys’ and other fees and costs.  Equal and the other defendants have not yet responded to the Complaint.

As of the date of this Report, the third additional outstanding Complaint was not yet available for review from the Court and has not yet been served on Equal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           December 30, 2013

EQUAL ENERGY LTD.

By:	/s/ Scott Smalling
Name: Scott Smalling
Title: Senior Vice President and CFO